Exhibit 10.46

AMENDMENT FIVE

TO

DIRECTORY SERVICES AGREEMENT

This Amendment (“Amendment”) is made this 6th day of April, 2007, by and between HAWAIIAN TELCOM COMMUNICATIONS, INC. (as successor in interest to Hawaiian Telcom MergerSub, Inc., “Publisher”) and L.M. Berry and Company (“Berry”), and is incorporated into and made a part of that certain Directory Services Agreement (“Agreement”) by and between Hawaiian Telcom MergerSub, Inc. and Berry dated as of February 4, 2005, as previously amended.

RECITALS

WHEREAS, with respect to the internet yellow pages network owned and operated by Yellowpages.com LLC (“YPC”), the parties desire to distribute advertising from advertisers located within the state of Hawaii; and

WHEREAS, the parties desire for Berry to sell certain YPC media placement types to advertisers located within the state of Hawaii.

NOW, THEREFORE, the parties agree as follows:

1.             Paragraph 1.4 “Directories” is hereby amended by appending the following to the end of such Paragraph:

“For purposes of clarity, Directories shall not include Internet directory products and services published by Persons other than Publisher.”

2.             Clause (iii) of Paragraph 1.6, “Publisher Information” is hereby deleted in its entirety and replaced with the following:

“(iii) all proprietary and confidential information, data and materials provided by Publisher to Berry or to which Berry receives access from Publisher in the course of performing Services hereunder:”

3.             Paragraph 4.2, “Internet” is hereby amended by appending the following to the end of such Paragraph:

“Berry may propose modifications to Publisher’s policies, practices or guidelines with respect to the sale or distribution of the products from YellowPages.com LLC (“YPC.com”) that may be necessary to conform with YPC.com’s policies, practices or guidelines.  Publisher acknowledges and agrees that its failure to agree to any modifications to its policies, practices or guidelines proposed by Berry may result in limitations on Berry’s ability to distribute Publisher Information through the YPC

Directory.  Berry will provide Publisher with a copy of YPC.com’s policies, practices and guidelines at such time as such policies, practices and guidelines are made available to Berry by YPC.com.”

4.             Paragraph 6.2, “License of Publisher Information” is hereby deleted in its entirety and replaced with the following:

“              6.2          License of Publisher Information. Subject to the terms and conditions of this Agreement, Publisher hereby grants to Berry a non-exclusive, royalty free license to use, publish, distribute and/or copy Publisher Information solely for the purpose of performing the Services.  The foregoing license includes the right for Berry to sublicense to third party Internet directory providers, including, without limitation, YPC.com, the right to use, publish, distribute and copy the Publisher Information solely for the purpose of performing the Services, but which shall not include the right to sublicense to such Internet directory providers the right to use, publish, distribute and/or copy Publisher’s alphabetical or classified listings in their entirety.”

5.             Paragraph 6.3, “Access of Publisher Information” is hereby deleted in its entirety and replaced with the following:

“              6.3          Access of Publisher Information. Publisher shall have access to all Publisher Information in Berry’s possession, at all times during the term of this Agreement including, at Publisher’s sole discretion and expense, the right to retain copies thereof. Further, Publisher shall have the right, during normal business hours, to review and make copies of all Publisher Information or at Berry’s actual cost to have Berry supply Publisher or its designee copies of Publisher Information in a form requested by Publisher.”

6.             The Glossary (so labeled and an un-numbered section of the Agreement which immediately precedes Schedule 1: Directories) is hereby amended by adding the following at the end of such Glossary:

“YPC Directory” means the online directory services and products published by YellowPages.com LLC (“YPC.com”) and its Affiliates, including the business directory, advertising and related services and data published through YPC.com’s web site that is currently accessible via the URL www.yellowpages.com.”

7.             Section 2.02, “Advertising Rates” of Schedule 4 is hereby deleted in its entirety and replaced with the following:

“As part of the annual planning process, Berry shall recommend to Publisher advertising rates for each Directory and the products from YPC.com.  Publisher shall, in its sole discretion, approve such rates for each of the foregoing products other than the YPC.com products and limited inventory or expanded geographic area placement types of products from YPC.com, and such approval shall be given in a timely manner designed to meet both the parties’ budgeting process and sales canvass planning requirements.  The parties shall mutually agree upon and approve rates for any the YPC.com products and limited inventory or expanded geographic area placement types of products from YPC.com.  In the event the parties cannot agree upon and approve the rates for YPC.com products and limited inventory or expanded geographic area placement types of products from YPC.com, then the default prices for such items shall be those set out on the most recently published YPC.com rate card.”

8.             Section 2.06, “Use of Contracting Forms” of Schedule 4 is hereby amended by appending the following to the end of such Section:

“In soliciting advertising for the products from YPC.com, Berry shall use forms containing, with respect to products from YPC.com, either a representation or indemnity from the advertiser with respect to (i) the non-infringement of the content thereof, (ii) the lawfulness of the content thereof, and (iii) any other terms and conditions required by YPC.com.”

9.             Section VII, “Intellectual Property” of Schedule 6 is hereby amended by appending the following paragraph to the end of such Section:

“For purposes of clarity, Publisher acknowledges YPC.com (and, as applicable, its Affiliates and licensors) owns all right, title and interest in and to the YPC Directory, and any modifications, derivative works, copies, translations or compilations or any part thereof, and any revisions, modifications, edits or additions thereof, including any rights under copyright.  Nothing contained in this Agreement shall be construed as conveying any right or license in the YPC Directory by implication, estoppel or otherwise.  No action by Berry hereunder, or publication by YPC.com of any Internet advertising, shall operate to create a new work, joint work, compilation or a derivative work, or in any way alter YPC.com’s exclusive ownership of the YPC Directory.”

10.           The definition “Internet Production” on Schedule 7 “Service Levels” is hereby deleted in its entirety and replaced with the following:

“Measures maximum average time from time Berry’s Internet Production group receives a closed sale to the time the customers ad is posted on the Internet.”

11.           Exhibit A to Schedule 8 is hereby deleted in its entirety and the Exhibit A-SCHEDULE OF DEFINED FEES AND EXPENSES attached to this Amendment Five is hereby substituted.

12.           The paragraph labeled “CMRs” in Section 6.0 “Billing and Collections” of Schedule 8 is hereby amended by appending the following to the end of such paragraph:

“Notwithstanding anything in the Agreement to the contrary, this Agreement does not grant Berry or Publisher the right to market, promote, solicit or sell products or services from YPC.com to national advertisers.”

13.           Schedule 9 “Subcontractors Approved as of Effective Date” is hereby amended by appending the following at the end of Section 1.0, “Internet”:

Yellowpages.com	IYP platform and distribution

14.           For the avoidance of doubt, the parties agree that, notwithstanding anything in the Agreement, as amended (including this Amendment Five), to the contrary, the term of the YPC.com arrangement referenced in this Amendment Five will be co-terminus with the term of the Agreement, and entering into this Amendment Five will not result in an increase in the amount of any termination fee payable pursuant to Section 2.5 of Schedule 8 (Financial Terms).

15.           Berry represents and warrants that it has full power and authority to enter into this Amendment No. 5 and to sell the YPC Products pursuant to the terms of the Agreement.

16.           Except as amended herein, the Agreement, as previously amended, remains in full force and effect.

17.           This Amendment No. 5 may be signed in multiple counterparts, all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

HAWAIIAN TELCOM COMMUNICATIONS, INC.		L. M. BERRY AND COMPANY

By:	/s/ Alan M. Oshima	By:	/s/ Daniel J. Graham
Name:	Alan M. Oshima	Name:	Daniel J. Graham
Title:	SVP, General Counsel & Secretary	Title:	President/CEO
Date:	April 12, 2007	Date:	April 6, 2007